EXHIBIT 23


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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Numbers 333-27579, 333-03750, 333-57649, 333-69678, 333-84756, 333-31652 and 333-117088
of CEL-SCI Corporation on Form S-8, of our report dated January 6, 2005 (April 21, 2006 as to the effects of the restatement discussed in Note 2) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement of the 2004 and 2003 financial statements) appearing in this Annual Report on Form 10-K of CEL-SCI Corporation for the year ended September 30, 2005.

/s/ DELOITTE & TOUCHE LLP

McLean, Virginia
April 21, 2006


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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-27579, 333-03750, 333-57649, 333-69678,
333-84756, 333-31652 and 333-117088) of CEL-SCI Corporation of our report dated April 6, 2006, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO SEIDMAN, LLP

Bethesda, Maryland
April 21, 2006


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